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                                                                       Exhibit 3

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                                Amendment to the
                             Stock Option Agreement



           This Amendment Agreement, made as of the 1st day of November, 1991, is between Staff Builders Inc., a Delaware corporation (the "Company") and Stephen Savitsky (the "Grantee").

           WHEREAS, the Company and the Grantee entered into a Stock Option Agreement, dated as of March 28, 1990, under the Company's 1983 Incentive Stock Option Plan, (the "Agreement"); and

           WHEREAS, the parties now desire to amend the Agreement as provided herein;

           NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

           1. Section 2 of the Agreement, relating to the Option Period, is hereby amended so that the option granted shall expire on the fifth anniversary date of the Agreement, subject to earlier termination as provided in the Plan.

           Except as expressly amended herein, all other terms, conditions, agreements, representations and warranties contained in the Agreement shall remain in full force and effect.

           IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

                              STAFF BUILDERS, INC.



                              By: /s/ David Savitsky
                                  ------------------------------
                              GRANTEE



                              /s/ Stephen Savitsky
                              ----------------------------------